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                                                                    Exhibit 10.6



                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement") is made as of the ____ day of August, 2000, among MONTANA MILLS BREAD CO. OF ROCHESTER, INC., a New York corporation with an office at 2171 Monroe Avenue, Rochester, New York 14618 ("Montana Mills") and SIEMPRE CAFFE ___________ a ___________ corporation with an address at ______________________________ ("Siempre").

                                    RECITALS

            A. Siempre is the rightful and lawful owner of certain trade names, trademarks and other rights associated with the name "Java Joe", "Cyclops" and other brand names as set forth in Schedule A (hereinafter the "Trademarks").

            B. Montana Mills is the owner and operator of various retail stores and plans to open additional stores that make and sell bread and other baked good products (the "Shops").

            C. Siempre is willing to grant to Montana Mills an exclusive license to use the Marks in connection with the Shops, or other retail establishments anywhere in the world (the "Territory"), and Montana Mills is willing to accept such license, upon the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, the parties covenant and agree as follows:

         1. GRANT OF LICENSE.

            1.1 LICENSE. Siempre grants to Montana Mills and Montana Mills accepts the exclusive right, license and privilege to use the Marks during the Term (as defined in Section 2) subject to the provisions of this Agreement, solely in association with its operation of Shops and other retail establishments within the Territory. As used in this Agreement, the "Marks" include, collectively, all of the trade names, trademarks, designs, graphics, logos and other commercial symbols, which are owned and controlled by Siempre and which are listed in Schedule A attached hereto and made a part hereof, as supplemented or modified from time to time by the mutual written agreement of all the parties.

            1.2 RESERVATION OF RIGHTS. Subject to the license granted herein, as between Siempre and Montana Mills, Siempre shall retain ownership of the Marks. Siempre shall continue to have, during the Term, the right to use the Trademarks for its own benefit solely in connection with its wholesale business; provided, Siempre shall not license or otherwise grant to any third party the right to use the Trademarks for any purpose within the Territory nor shall open and operate retail establishments without the express written permission of the President of Montana Mills.



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         2. TERM. This Agreement shall become effective as of the date first written above and shall continue thereafter until terminated pursuant to Section
5.1 of this Agreement (the "Term").

         3. CONSIDERATION. As consideration for the rights, privileges and licenses granted in this Agreement, Montana Mills shall pay to Siempre the sum of $1,000.00.

         4. REPRESENTATIONS AND WARRANTIES. Siempre makes the following representations and warranties to Montana Mills:

            4.1 RIGHT TO LICENSE. Siempre has the sole and exclusive right to convey the license and rights granted herein. The license and rights granted herein are free and clear of any liens, obligations or encumbrances of any kind. Siempre will not grant any rights under any future agreement, nor will it permit any lien, obligation or encumbrance to conflict with the full enjoyment by Montana Mills of its rights under this Agreement.

            4.2 REGISTRATIONS. Siempre has valid and subsisting registrations for the Trademarks in the United States and is the sole and beneficial owner of the Trademarks and the goodwill associated therewith. The Trademarks do not and will not infringe upon, violate, or misappropriate any United States or foreign trademark, trade name, trade secret, copyright, or other right or interest of any third party.

            4.3 LITIGATION. There are no claims or lawsuits pending or, to Siempre knowledge, threatened which could have and adverse effect on the Trademarks or the rights granted to Montana Mills hereunder.

         5. TERMINATION.

            5.1 TERMINATION. This Agreement and all rights granted herein shall terminate:

                (a) effective immediately, upon the written consent of all of the parties;

                (b) effective immediately, at Siempre option, if Montana Mills is in default of any of its material obligations under this Agreement and Montana Mills fails to cure such default or satisfy Siempre that such default has been cured within thirty (30) calendar days of receiving notice from Siempre to cure the same;

                (c) effective immediately, at Montana Mills' option,

                (d) effective immediately, at Siempre option, upon Montana Mills' cessation of business, election to dissolve, dissolution, insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, or the filing by or against Montana Mills of any petition in bankruptcy or for relief under the provisions of applicable bankruptcy


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laws (if, with respect to any such filing against Montana Mills, such filing is not dismissed, discontinued or stayed within sixty (60) days of such filing);


                (e) effective immediately, at Montana Mills' option, upon SIEMPRE cessation of business, election to dissolve, dissolution, insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, or the filing by or against Siempre of any petition in bankruptcy or for relief under the provisions of applicable bankruptcy laws (if, with respect to any such filing against Siempre, such filing is not dismissed, discontinued or stayed within sixty (60) days of such filing).


            5.2 MONTANA MILLS' OBLIGATIONS ON TERMINATION. Upon the termination of this Agreement for any reason, the licenses and rights granted herein shall forthwith cease and terminate. Montana Mills shall have the limited right to continue to use the Trademarks for 120 days solely to use up inventory on hand at the time of termination.

         6. RELATIONSHIP. Each party shall conduct all business in its own name as an independent contractor. No partnership, employment, agency or similar arrangement is created between the parties. Neither party has the right or power to act for or on behalf of the other or to bind the other in any respect, to pledge its credit, to accept any service of process upon it, or to receive any notices of any nature whatsoever on its behalf. Except as otherwise provided herein, each party shall bear all of its own expenses in connection with the execution and performance of this Agreement.

         7. TRADEMARKS; INFRINGEMENT.

            7.1 PROTECTION OF TRADEMARKS. Siempre shall be exclusively responsible for the protection of the Trademarks. Accordingly, Siempre shall prevent and stop use of the Trademarks by third parties and shall take necessary actions against uses by third parties that may constitute infringement of the Trademarks and defend against challenges to Montana Mills' use of the Trademarks.

            7.2 NOTICE. If Montana Mills becomes aware of any violation of any of the Trademarks, it shall notify Siempre of any suspected infringement of, challenge to, or litigation involving the Trademarks, and Montana Mills shall also furnish all available related information and data available to it in order to permit Siempre to proceed with all necessary actions against any illegal or improper use of the Trademarks.

            7.3 MONTANA MILLS' RIGHTS. If Siempre does not proceed with actions to protect its rights in the Trademarks within thirty (30) days following notification by Montana Mills, in accordance with the provisions of this Section 7, then Montana Mills shall have the right to direct and control, in its sole discretion but at SIEMPRE expense, any judicial or extrajudicial order or measure including negotiation, administrative proceedings, unfair competition proceedings or litigation, and any settlement thereof, to protect the Trademarks. Siempre shall reimburse Montana Mills for Montana Mills' reasonable costs and expenses, including reasonable attorneys' fees, incurred in protecting the Trademarks in accordance with this Section 7.3, provided such measures are not required due to the negligence or fault of Montana Mills.


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            7.4 INDEMNIFICATION. Siempre agrees to indemnify, defend and save harmless Montana Mills and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, reasonable attorneys' fees, and other expenses of every nature and character by reason of any breach of Siempre representations, warranties or covenants contained in this Agreement including, without limitation, any of the foregoing arising from any third-party claim that the Trademarks or Montana Mills' use of the Trademarks violate any third party's copyright, trade name, trademark, or similar proprietary right in the United States or any foreign jurisdiction. Siempre acknowledges and agrees that its obligations under this
Section 7.4 shall survive the termination, for any reason, of this Agreement.

         8. GENERAL.

            8.1 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights or benefits thereof shall be assigned, transferred or sublicensed, in whole or in part, in any manner by any party without the prior written consent of each of the other parties, which consent may not be unreasonably withheld; provided, however that any party may, on notice to but without the consent of the other parties, assign this Agreement or any of its rights or obligations hereunder, to any of its affiliates or to the success or an interest to that portion of the business to which the Trademarks pertain. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

            8.2 NOTICE. All written notices, consents and approvals (herein referred to as a "Notice") permitted or required to be given hereunder shall be deemed to be sufficiently and duly given if in writing and (a) delivered personally, (b) sent in certified or registered mail, with proper postage affixed, deposited in a post office in the United States or Australia, (c) delivered by overnight courier with signature required, or (d) sent by facsimile transmission, to a party at its address first set forth above. Any Notice so given or made shall be deemed to have been given or made and received on the date of delivery if confirmation of receipt is obtained. Any party from time to time by notice may change its address for the purpose of this Agreement by giving Notice in the foregoing manner.

            8.3 FURTHER ASSURANCES. The parties agree to do or cause to be done all acts or things necessary to implement and give effect to this Agreement.

            8.4 ENTIRE AGREEMENT. This Agreement and any documents incorporated by reference constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions with respect to the subject matter hereof whether oral or written. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties.

            8.5 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the provisions of the laws of the State of New York, without regard to principles of conflicts of law.


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            8.6 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.

            8.7 NON-WAIVER. No failure to exercise and no delay in exercising, on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

            8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereunto affixed their corporate seals and have duly executed and delivered this Agreement as of the date first above written.

                                  MONTANA MILLS BREAD CO., OF ROCHESTER, INC.



                             By:   /s/ Eugene O'Donovan
                                   ---------------------------------------------
                           Name:   Eugene O'Donovan
                                   ---------------------------------------------
                          Title:   President
                                   ---------------------------------------------





                                   SIEMPRE CAFFE


                             By:   /s/Joseph J. Palozzi
                                   ---------------------------------------------
                           Name:   Joseph J. Palozzi
                                   ---------------------------------------------
                          Title:   Vice President (Acting President)
                                   ---------------------------------------------




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